SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             PINNACLE SYSTEMS, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                             PINNACLE SYSTEMS, INC.

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 26, 1999


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PINNACLE SYSTEMS, INC., a California corporation (the "Company"), will be held on Tuesday, October 26, 1999, at 1:00 p.m., local time, at 280 North Bernardo Avenue, Mountain View, California, for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

         2. To approve an amendment to the 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares.

         3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

         4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on September 15, 1999 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to ensure representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.


                                          Sincerely,

                                          /s/ Arthur D. Chadwick
                                          --------------------------------
                                          Arthur D. Chadwick
                                          Secretary


Mountain View, California
September 24, 1999


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

     IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                             PINNACLE SYSTEMS, INC.

                                  ------------

                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS


                 INFORMATION CONCERNING SOLICITATION AND VOTING


General

         The enclosed Proxy is solicited on behalf of the Board of Directors of PINNACLE SYSTEMS, INC., a California corporation (the "Company" or "Pinnacle"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Tuesday, October 26, 1999, at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 280 North Bernardo Avenue, Mountain View, California 94043. The Company's telephone number at that location is (650) 526-1600.

         These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended June 30, 1999, including all financial statements, were first mailed on or about September 24, 1999 to all shareholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

         Shareholders of record at the close of business on September 15, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, no par value. At the Record Date, 23,723,209 shares of the Company's Common Stock were issued and outstanding and held of record by 297 shareholders. No shares of the Company's Preferred Stock were outstanding.

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 15, 1999 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, the address for all such persons and entities is c/o Pinnacle
Systems, Inc. 280 North Bernardo Avenue, Mountain View, California 94043.


                Five Percent Shareholders, Directors                          Common Stock          Percentage
                   and Certain Executive Officers                        Beneficially Owned (1)      Owned (2)
----------------------------------------------------------------------   ------------------------   ------------
Entities affiliated with Morgan Stanley Dean Witter & Co. (3) ........          2,260,400              9.5%
 1585 Broadway
 New York, New York 10036

Entities affiliated with Putnam Investments Inc. (4) .................          1,331,312              5.6%
 One Post Office Square
 Boston, Massachusetts 02109

Mark L. Sanders ......................................................            298,951              1.2%

Ajay Chopra ..........................................................            212,112               *

L. Gregory Ballard ...................................................              5,000               *

Georg Blinn ..........................................................             74,070               *

L. William Krause ....................................................             10,000               *

John Lewis ...........................................................             15,000               *

William Loesch .......................................................             67,874               *

Nyal D. McMullin .....................................................             32,200               *

Glenn E. Penisten ....................................................             60,178               *

Charles J. Vaughan ...................................................             96,070               *

Robert Wilson ........................................................             47,295               *

All directors and executive officers as a group (14 persons) .........          1,054,383              4.3%

                                                     1



------------------
     *   Less than 1%

     (1) Includes the following shares subject to options to purchase shares of the Company's common stock that are currently exercisable or will be exercisable within 60 days after September 15, 1999: Mark L. Sanders 265,711; Ajay Chopra 74,374; L. Gregory Ballard 5,000; Georg Blinn 71,666; L. William Krause 10,000; John Lewis 15,000; William Loesch 66,374; Nyal D. McMullin 15,000; Glenn E. Penisten 15,000; Charles J. Vaughan 15,000; Robert Wilson 45,657; and 699,615 for all executive officers and directors as a group.

     (2) Applicable percentage of ownership is based on 23,723,209 shares of Common Stock outstanding as of September 15, 1999 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 15, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

     (3) Reflects ownership as reported on Schedule 13G/A dated September 10, 1999 filed with the Securities and Exchange Commission by Morgan Stanley Dean Witter & Co. ("Morgan") and Miller Anderson & Sherrerd, LLP, a wholly-owned subsidiary of Morgan, relating to accounts managed on a discretionary basis by Morgan and Miller Anderson & Sherrerd, LLP, which are known to have the right to, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. The address for Miller Anderson & Sherrerd, LLP is 1 Tower Bridge, Suite 1100, West Conshohocken, Pennsylvania 19428.

     (4) Reflects ownership as reported on Schedule 13G/A dated February 11, 1999 filed with the Securities and Exchange Commission by Putnam Investments, Inc. Putnam Investments, Inc. ("PI"), which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), wholly owns two registered investment advisors, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PIM has shared dispositive power over 1,034,228 shares of the Company's Common Stock and PAC has shared dispositive power over 297,084 shares of the Company's Common Stock (and shared voting power over 187,600 of such shares). Pursuant to Rule 13(d)-4, MMC and PI declared that the filing of the 13G should not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(q) the beneficial owner of the shares beneficially owned by PAC or PIM and that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the shares beneficially owned by PAC or PIM. The address for Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.


Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

Voting and Solicitation

         Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder on the Record Date. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

         Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

         This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Shareholder Proposals for 2000 Annual Meeting

         Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented by shareholders at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than May 27, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a shareholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must do so no later than August 10, 2000. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

         A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

         If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

         The names of the nominees and certain information about them are set forth below:

                                                                                            Director
        Name of Nominee         Age                  Position with Company                   Since
------------------------------- -----   -------------------------------------------------   ----------
Mark L. Sanders ...............  56     President, Chief Executive Officer and Director       1990
Ajay Chopra ...................  42     Chairman of the Board and Vice President,             1986
                                          General Manager, Desktop Products
L. Gregory Ballard(1) .........  45     Director                                              1998
L. William Krause(2) ..........  57     Director                                              1999
John C. Lewis(2) ..............  63     Director                                              1995
Glenn E. Penisten(1) ..........  67     Director                                              1986
Charles J. Vaughan(2) .........  61     Director                                              1986

------------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.


         There is no family relationship between any director or executive officer of the Company.

         Mr. Sanders has served as President, Chief Executive Officer and a director of the Company since January 1990. From 1988 to January 1990, Mr. Sanders was an independent business consultant. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division, of Ampex, Inc. a manufacturer of video broadcast equipment.

         Mr. Chopra, a founder of the Company, has served as Chairman of the Board of Directors since January 1990, and has served as a director of the Company since its inception in May 1986. Mr. Chopra has served as Vice
President, General Manager, Desktop Products since April 1997. He previously served as Chief Technology Officer from June 1996 to April 1997, Vice President of Engineering from January 1990 to June 1996, and President and Chief Executive Officer of the Company from its inception to January 1990.

         Mr. Ballard has served as a director of the Company since July 1998. Mr. Ballard has been the President, Chief Executive Officer and a director of 3dfx Interactive Inc. ("3dfx"), a developer of 3D mediaprocessors, since December 1996. Prior to joining 3dfx, Mr. Ballard was President at Capcom Entertainment, Inc., a video game and multimedia entertainment company, from May 1995 through November 1996. Prior to that, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of Digital Pictures, Inc., a video game company, from May 1994 to June 1995. Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corporation, a multimedia marketing division of Time Warner, Inc., from October 1992 to May 1994, and he was President and Chief Operating Officer of Personics Corporation, a predecessor to Warner Music, from January 1991 to October 1992. Mr. Ballard also serves as a director of THQ, Inc., a publisher and developer of interactive software.

         Mr. Krause has served as a director of the Company since July 1999. Since November 1998, Mr. Krause has been President of LWK Ventures, a private investment company. Mr. Krause served as President, Chief Executive Officer and as a director of Storm Technology, Inc., a provider of computer peripherals for digital imaging, from October 1991 until November 1998 when it filed for protection under federal bankruptcy laws. Prior to that, Mr. Krause spent ten years at 3Com Corporation, a manufacturer of networking systems, where he served as President and Chief Executive Officer until he retired in September 1990. Mr. Krause continued as Chairman of the Board for 3Com Corporation until 1993. Previously, Mr. Krause served in various marketing and general management positions at Hewlett-Packard Company. Mr. Krause currently serves as a director of Andromedia, Inc., Aureal, Inc., Infoseek Corporation, Ramp Networks, Inc., and Sybase, Inc.

         Mr. Lewis has served as a director of the Company since December 1995. Mr. Lewis has been Chairman of the Board of Amdahl Corporation, a developer of high performance computer systems, since 1987 and was reelected President and Chief Executive Officer of Amdahl in March 1996, where he served until April 1998. He previously served as President of Amdahl from 1977 until 1987 and as Chief Executive Officer from 1983 until 1992. He is a director of Cygnus, Inc., Cypress Semiconductor Corporation and Vitesse Semiconductor Corporation.

         Mr. Penisten has served as a director of the Company since October 1986. Mr. Penisten has been General Partner of Alpha Venture Partners, a venture capital investment firm, since 1985, and serves on the Board of Directors of IKOS Systems, Inc., a software and hardware developer to support integrated circuits and ASIC-based electronic systems, Bell Microproducts, Inc., a distributor of semiconductor products and a contract manufacturer, and Superconductor Technologies, Inc., a developer of products utilizing superconductivity materials, and serves as Chairman of the Board of Network Peripherals, Inc., a developer of integrated high performance network solutions. Mr. Penisten was Chairman of the American Electronics Association in 1982.

         Mr. Vaughan has served as a director since June 1986. Mr. Vaughan has been a partner of VLCO Investments, a private investment firm that he founded, since 1985. During the period of May 1989 to January 1992 he served in various positions at Homestead Financial Corporation and its subsidiaries, including Executive Vice President and Chief Operating Officer of this diversified financial services company. Earlier Mr. Vaughan held a number senior management and financial positions with General Electric Company, GE is a diversified services, technology, and manufacturing company, including Vice President-Auditing and Chief Financial Officer of the International and Consumer Products Sectors.

Board Meetings and Committees

         The Board of Directors of the Company held a total of 7 meetings during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served held subsequent to his becoming a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

         The Audit Committee, which consisted of John C. Lewis and Charles J. Vaughan during fiscal 1999, is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. The Audit Committee met once during fiscal 1999.

         The Compensation Committee, which consisted of Nyal McMullin and Glenn Penisten during fiscal 1999, met once during fiscal 1999. The duties of the Compensation Committee include determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans.

Compensation Committee Interlocks and Insider Participation

         Mr. Sanders, who is President and Chief Executive Officer of the Company, has participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Sanders was excluded from discussions regarding his own salary and incentive compensation. See "Certain Transactions with Management" for a discussion of reportable transactions with a member of the Compensation Committee.

Certain Transactions with Management

         In March 1994, the Company and Bell Microproducts Inc. ("Bell") entered into a Master Agreement (the "Agreement") under which value-added turnkey services are to be performed by Bell on behalf of the Company. Glenn Penisten, a director of the Company, is also a director of Bell. Pursuant to the Agreement, Bell builds certain products in accordance with the Company's specifications. In particular, Bell is performing certain services for the Company with respect to the Alladin product. During the fiscal year ended June 30, 1999, the Company purchased materials totaling $11.3 million from Bell pursuant to the Agreement.

         In August 1997, the Company acquired the digital video group of miro Computer Products AG (the "miro Acquisition"). In connection with the miro Acquisition, the Company hired Georg Blinn, who had been with miro AG, as Vice President, General Manager, Pinnacle Systems GmbH, the Company's German
subsidiary. Following the miro Acquisition, Mr. Blinn retained certain responsibilities at miro AG and remained an officer of miro AG until May 1999. The Company and Pinnacle Systems GmbH have entered into several transactions with miro AG and affiliated companies, including a lease agreement for the facilities in Germany occupied by Pinnacle Systems GmbH from September 1997 until May 1999, services contracts relating to such property, including telephone, cafeteria and janitorial services, and professional services relating to the accounting system acquired in the miro Acquisition. During the fiscal year ended June 30, 1999, the Company paid approximately $440,000 to miro AG or affiliated companies in connection with such transactions.

         The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                                  PROPOSAL TWO

                       AMENDMENT TO 1996 STOCK OPTION PLAN

         At the Annual Meeting, the shareholders are being asked to approve the amendment of the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 800,000 shares. The amendment to the Plan was approved by the Board of Directors in July 1999. As of September 15, 1999, options to purchase an aggregate of 2,221,287 shares of the Company's Common Stock were outstanding under the Plan with a weighted average exercise price of $15.65 per share, and 19,491 shares (excluding the 800,000 shares subject to shareholder approval at this Annual Meeting) were available for future grant. The Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options to eligible employees, directors and consultants of the Company.

         The Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. Since inception, the Company has provided stock options as an incentive to its key employees and executives as means to promote increased shareholder value. Management believes stock options are one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of the Company's business. In addition, stock options are considered a competitive necessity in the high technology industry.

         The Board of Directors recommends that shareholders vote "FOR" the Amendment to the Plan.

Vote Required

         The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal.

         Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

Terms of the Plan

         The essential terms of the Plan are summarized as follows:

Purpose

         The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

Administration

         The Plan provides for administration by the Board of Directors of the Company or by a Committee of the Board. The Board or the committee appointed to administer the Plan are referred to in this description as the "Administrator." The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

Eligibility

         The Plan provides that either incentive or nonstatutory stock options may be granted to employees (including officers and employee directors) of the Company or any of its designated subsidiaries. In addition, the Plan provides that nonstatutory stock options may be granted to directors and consultants of the Company or any of its designated subsidiaries. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company and other relevant factors. The Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options that are exercisable for the first time in any one calendar year. The Plan provides that a maximum of 400,000 shares (600,000 shares if in connection with initial employment) may be granted to any one individual during any fiscal year of the Company. The Plan does not provide for a minimum number of option shares that may be granted to any one employee. There is a limit on the aggregate fair market value of shares subject to all incentive options that are exercisable for the first time in any one calendar year.

Terms of Options

         Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

         (1) Exercise of the Option: The Administrator determines when options granted under the Plan may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes, a reduction in the amount of any Company liability to the individual, or such other consideration as determined by the Administrator and as permitted by applicable laws.

         Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

         (2) Option Price: The option price of all incentive stock options and nonstatutory stock options under the Plan may not be less than the fair market value of the Common Stock on the date the option is granted. For purposes of the Plan, fair market value is defined as the closing sale price per share of the Common Stock on the date of grant as reported on the Nasdaq National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date of grant. The closing sale price of the Company's Common Stock on September 15, 1999 was $37.75.

         (3) Termination of Employment or Consulting Relationship: The Plan provides that if the optionee's employment or consulting relationship with the Company is terminated for any reason, other than death, or disability, the period of time during which an option may be exercised following such termination is such period as is determined by the Administrator may be exercised only to the extent the options were exercisable on the date of termination and in no event later than the expiration of the term of the option. In the absence of a specified time in the option agreement, the option shall remain exercisable for 90 days after the optionee's termination.

         (4) Death: If an optionee should die while an employee or a consultant of the Company (or during such period of time not exceeding three months, as determined by the Administrator) following termination of the optionee's employment or consultancy, options may be exercised at any time prior to the expiration of the term of such option as set forth in the Notice of Grant but only to the extent that the options were exercisable on the date of death or termination of employment.

         (5) Disability: If an optionee's employment is terminated due to a disability, options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option as set forth in the Notice of Grant. In the absence of a specified time in the option agreement, the option shall remain exercisable for one year following the optionee's termination.

         (6) Termination of Options: The term of each option is fixed by the Administrator and may not exceed ten years from the date of grant in the case of incentive stock options. However, incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

         (7) Nontransferability of Options: Unless determined otherwise by the Administrator, an option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

         (8) Buyout Provision: The Administrator may at any time offer to buy out, for a payment in cash or shares of Common Stock of the Company, any option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the optionee at the time that such offer is made.

Adjustment Upon Changes in Capitalization

         In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of a merger of the Company with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Administrator shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which such options shall terminate.

Amendment and Termination

         The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the shareholders. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in October 2006.

Tax Information

         Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Plan

         The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Plan. Accordingly, future awards are not determinable. The table of option grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers during fiscal 1999. Information regarding options granted to non-employee Directors during fiscal 1999 is set forth under the heading "Executive Compensation and Other Matters--Compensation of Directors." During fiscal 1999, all current executive officers as a group and all other employees as a group were granted options to purchase 226,000 shares and 1,970,640 shares, respectively, pursuant to all the Plan and the Company's 1996 Supplemental Stock Option Plan.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000, and recommends that shareholders vote for ratification of such appointment. Although action by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

         KPMG LLP has audited the Company's financial statements annually since 1987. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Board Recommends a Vote "For" the Ratification of the Appointment of KPMG LLP as Independent Auditors of the Company for the Fiscal Year Ending June 30, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

         The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the next four most highly compensated executive officers of the Company (the "Named
Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended June 30, 1999.

                                                                                                        Long-term
                                                                                                      Compensation
                                                                                                         Awards
                                                                                                      -------------
                                                                                                        Number of
                                                                          Annual Compensation           Securities
                                                         Fiscal        ------------------------         Underlying       All Other
            Name and Principal Position                   Year         Salary ($)         Bonus           Options       Compensation
            ---------------------------                   ----         ----------         -----           -------       ------------

Mark L. Sanders ........................................  1999         $317,500         $ 69,450           70,000         $   --
 President, Chief                                         1998          244,000           41,250           80,000             --
 Executive Officer and Director                           1997          188,000             --             90,000             --

Ajay Chopra(1) .........................................  1999          187,500           41,724           24,000             --
 Chairman of the Board of                                 1998          170,004           24,750           40,000             --
 Directors and Vice                                       1997          152,504             --             40,000             --
 President, General Manager,
   Desktop Products

William Loesch .........................................  1999          184,500           41,724           20,000             --
 Vice President, General                                  1998          170,000           24,750           40,000             --
 Manager, Consumer Products                               1997          132,507             --             80,000             --

Robert Wilson (2) ......................................  1999          184,500           41,724           20,000             --
 Vice President, General                                  1998          170,000           24,750           30,000             --
 Manager, Broadcast Products                              1997           32,206             --             90,000             --

Georg Blinn (3) ........................................  1999          190,000           23,000           24,000         $  5,500
 Vice President, General                                  1998          139,000             --            110,000             --
 Manager, Pinnacle Systems GmbH

------------
(1) Mr. Chopra became Vice President, General Manager, Desktop Products in April 1997. Prior to then, in 1996, he was Chief Technical Officer.
(2)  Mr. Wilson joined the Company in April 1997.
(3) Mr. Blinn joined the Company in August 1997. Amount under "All Other Compensation" represents reimbursement for a rental apartment in Braunschweig, Germany for a portion of the fiscal year.

Option Grants in Last Fiscal Year

         The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year ended
June 30, 1999 to the Named Executive Officers.

                                                                                                           Potential Realizable
                                                                                                            Value at Assumed
                                         Number of    Percent of Total                                    Annual Rates of Stock
                                        Securities       Options                                           Price Appreciation
                                        Underlying      Granted to      Exercise                           For Option Term(1)
                                          Options      Employees in    Price Per     Expiration        -----------------------------
          Name                           Granted(2)    Fiscal Year    Share(3)(4)       Date               5%                10%
          ----                           ----------    -----------    -----------     --------         ----------         ----------
Mark L. Sanders .............             70,000          3.55%        $   14.00      12/16/08         $  616,317         $1,561,868
Ajay Chopra .................             24,000          1.22%        $   14.00      12/16/08            211,309            535,497
William Loesch ..............             20,000          1.02%        $   14.00      12/16/08            176,091            446,248
Robert Wilson ...............             20,000          1.02%        $   14.00      12/16/08            176,091            446,248
Georg Blinn .................             24,000          1.22%        $   14.00      12/16/08            211,309            535,497

------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.

(2) The options shown granted in fiscal 1999 become exercisable as to 25% of the option shares on the first anniversary of the date of grant and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4) Exercise price and tax withholding obligations may be paid in cash, promissory note, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.


Aggregated  Option  Exercises  in Last  Fiscal Year And Fiscal  Year-End  Option
Values

         The following table sets forth certain information regarding the exercise of stock options during fiscal 1999 and the value of options held as of June 30, 1999 by the Named Executive Officers.

                                                                           Number of Securities            Value of Unexercised
                                                                          Underlying Unexercised           In-the-Money Options
                                        Shares                           Options at June 30, 1999           at June 30, 1999(2)
                                     Acquired on        Value          -----------------------------    ----------------------------
             Name                      Exercise      Realized(1)       Exercisable     Unexercisable    Exercisable    Unexercisable
             ----                      --------      -----------       -----------     -------------    -----------    -------------
Mark L. Sanders ..............          30,208       $  151,562          251,711          182,001       $7,779,541       $4,307,110
Ajay Chopra ..................          80,000        1,588,013           65,374           66,626        1,686,945        1,550,895
William Loesch ...............          60,000          950,852           57,374          102,626        1,514,225        2,617,395
Robert Wilson ................          12,000          217,538           37,844           65,156          986,301        1,545,511
Georg Blinn ..................            --               --             74,583           59,417        1,626,138        1,261,112

------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.
(2) Market value of the Company's Common Stock on June 30, 1999 of $33.625 minus the exercise price.


Employment Contracts and Change in Control Arrangements

         In connection with the Company's acquisition of miro computer products AG in September 1997, the Company entered into an employment agreement with Georg Blinn, who joined the company as Vice President, General Manager, Pinnacle Systems GmbH. Pursuant to the agreement, Mr. Blinn receives a salary of DM325,000, is entitled to use of a company car and certain nominal perquisites.

         The Company currently has no other employment contracts with any of the Named Executive Officers, and the Company has no other compensatory plan or arrangement with such Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such Named Executive Officer upon a change in control of the Company.

Compensation of Directors

         Non-employee members of the Company's Board of Directors receive a quarterly retainer of $5,000. The Company's 1994 Director Option Plan provides that options may be granted to non-employee directors of the Company who do not represent shareholders holding more than 1% of the Company's outstanding Common Stock pursuant to an automatic nondiscretionary grant mechanism. Pursuant to the 1994 Director Option Plan, during fiscal 1999, an option to purchase 2,500 shares of the Company's Common Stock at an exercise price of $14.75 per share was granted to each of L. Gregory Ballard, John C. Lewis, Nyal D. McMullin, Glenn E. Penisten and Charles J. Vaughan. In connection with his appointment to the Board of Directors in July 1999 and pursuant to the automatic grant mechanism under the 1994 Director Option Plan, Mr. Krause was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $29.50 per share.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

         The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1999.

         Compensation Philosophy

         The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate such individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Company currently uses two integrated components--Cash Compensation, including bonuses, and Stock Options--to meet these goals.

         Cash Compensation

         The cash compensation component of the total compensation is designed to compensate executives competitively within the industry and the marketplace and comprises two segments, base salary and bonuses.

         The Committee reviewed and approved calendar 1999 base salaries for the Chief Executive Officer and other executive officers at the beginning of the calendar year.

         In January 1999, the Board of Directors established an incentive compensation plan for executive officers of the Company based upon the Company's achievement of revenue and net income targets for the third and fourth quarters of fiscal 1999. Base salaries and the bonus levels were established by the
Committee based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other high technology companies. No specific formula was applied to determine the weight of each factor.

         During fiscal 1999, the compensation of Mark L. Sanders, the Company's President and Chief Executive Officer, consisted of base salary, bonus and stock options. Mr. Sanders base salary for fiscal 1999 was $317,500. In addition, Mr. Sanders was granted an option to purchase 70,000 shares of Common Stock at an exercise price of $14.00, which was the fair market value of the Company's Common Stock at the date of grant. Mr. Sanders also received a cash bonus of $69,450. The Committee reviews the Chief Executive Officer's salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

         Stock Options

         The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1987 Stock Option Plan until April 1997, and since then, the Company's 1996 Stock Option Plan. The Board believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. During fiscal 1999, Mr. Sanders received an option to purchase 70,000 shares of Common Stock and all executive officers as a group received options to purchase 226,000 shares of Common Stock.

         Incentives for executive officers reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has granted to certain executive officers stock options that have accelerated vesting provisions if certain quarterly and annual sales and profitability objectives are met. The executive officers, including Mr. Sanders, must successfully achieve these performance targets which were submitted by management to the Committee for its evaluation and approval at in conjunction with the stock option grant. The Committee evaluates the completion of the goals and acceleration of the stock option vesting if the goals have been met. The Committee believes that the stock option acceleration provision provides an excellent link between the Company's earnings performance and the incentives paid to executives.

         Section 162(m)

         The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). The 1996 Stock Option Plan, includes a limit on the number of shares which may be granted to any one employer during the fiscal year. Such limit is intended to preserve the company's ability to deduct the compensation expense relating to stock options granted under such plan.

         In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).


                                              Respectfully submitted by:

                                              COMPENSATION COMMITTEE
                                              Nyal D. McMullin
                                              Glenn E. Penisten

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of The Hambrecht & Quist Technology Index, The Nasdaq Stock Market (U.S.) Index for the period commencing November 8, 1994 (the date of the Company's initial public offering) and ending on June 30, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

         The graph assumes that $100 was invested on November 8, 1994 in the Company's Common Stock and in the Hambrecht & Quist Technology and the NASDAQ Stock Market (U.S.) and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


           Comparison of Five Year Cumulative Toatal Return Among Pinnacle Systems, Inc.,
            The Hambrecht & Quist Technology Index, The Nasdaq Stock Market (U.S.) Index

                                      11/8/94     6/1/95     6/1/96     6/1/97     6/1/98     6/1/99
                                      -------     ------     ------     ------     ------     ------
Pinnacle Systems, Inc.                 100.00     225.00     207.50     170.63     323.75     672.50
Hambrecht & Quist Technology           100.00     122.40     157.13     191.12     251.64     359.92
NASDAQ Stock Market (U.S.)             100.00     143.13     167.28     218.46     276.73     447.89


         The information contained on the preceeding pages under the captions "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1999 all executive officers and directors of the Company complied with all applicable filing requirements except that Patrick Burns, the Company's Vice President, Broadcast and Professional Sales, American and Japan, filed a Form 4 late.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                          THE BOARD OF DIRECTORS

Dated: September 24, 1999

                                                                      APPENDIX A


--------------------------------------------------------------------------------
PROXY                        PINNACLE SYSTEMS, INC.                        PROXY

                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of PINNACLE SYSTEMS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 24, 1999, and hereby appoints Mark L. Sanders and Arthur D. Chadwick, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of PINNACLE SYSTEMS, INC. to be held on October 26, 1999 at 1:00 p.m., local time, at 280 North Bernardo Avenue, Mountain View, California 94043 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1996 STOCK OPTION PLAN AND FOR THE APPOINTMENT OF KPMG LLP, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.


                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------
                                                                 [X] Please mark
                                                                      your votes
                                                                       as this

1. Elections of Directors:

   INSTRUCTION: To withhold                WITHHOLD
   authority to vote for any        FOR    FOR ALL
   individual nominee, write        [ ]      [ ]
   that nominee(s) name(s) on
   the line below.

L. Gregory Ballard, Ajay Chopra, L. William Krause, John Lewis,
Glenn E. Penisten, Mark L. Sanders, Charles J. Vaughan

_________________________________________


2. Proposal  to approve an  amendment  to the 1996     FOR    AGAINST    ABSTAIN
   Stock  Option  Plan to  increase  the number of
   shares of Common  Stock  reserved  for issuance     [ ]      [ ]        [ ]
   thereunder by 800,000 shares:

3. Proposal to ratify  appointment  of KPMG LLP as
   independent auditors of Pinnacle Systems,  Inc.     [ ]      [ ]        [ ]
   for the fiscal year ending June 30, 2000:

   and,  in  their  discretion,  upon  such  other
   matter  or  matters  which  may  properly  come
   before  the  meeting  or  any   adjournment  or
   adjournments thereof.


Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


__________________________________________________      [ ]

__________________________________________________


Signature(s) ____________________________________   Dated _______________, 1999

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.

Persons signing in a fiduciary capacity should so indicate. If Shares are held by joint tenants or as community property, both should sign.)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                                      APPENDIX B

                             PINNACLE SYSTEMS, INC.

                             1996 STOCK OPTION PLAN

                             (As amended July 1999)

         1. Purposes of the Plan. The purposes of this Plan are:

            * to attract and retain the best available personnel for positions of substantial responsibility,

            * to provide additional incentive to Employees, Directors and Consultants, and

            *   to promote the success of the Company's business.

            Options  granted  under  the Plan may be   Incentive  Stock  Options
or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

         2. Definitions. As used herein, the following definitions shall apply:

                     (a)   "Administrator"   means  the  Board  or  any  of  its
Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

                     (c) "Board" means the Board of Directors of the Company.

                     (d) "Code" means the Internal Revenue Code of 1986, as amended.

                     (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                     (f) "Common Stock" means the Common Stock of the Company.

                     (g) "Company" means PINNACLE SYSTEMS, INC.

                     (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                     (i) "Director" means a member of the Board.

                     (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                               (i)  If  the  Common   Stock  is  listed  on  any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                               (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                               (iii) In the absence of an established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                     (o)  "Nonstatutory   Stock  Option"  means  an  Option  not
intended to qualify as an Incentive Stock Option.

                     (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

                     (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                     (r) "Option" means a stock option granted pursuant to the Plan.

                     (s) "Option Agreement" means an Agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                     (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                     (u) "Optioned Stock" means the Common Stock subject to an Option.

                     (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

                     (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                     (x) "Plan" means this 1996 Stock Option Plan.

                     (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                     (z) "Service Provider" means an Employee, Director or Consultant.

                     (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                     (bb) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,270,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. Administration of the Plan.

                     (a) Procedure.


                               (i) Multiple  Administrative Bodies. The Plan may
be administered by different Committees with respect to different groups of Service Providers.

                               (ii)  Section  162(m).  To the  extent  that  the
Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                               (iii)  Rule  16b-3.  To the extent  desirable  to
qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                               (iv) Other Administration. Other than as provided
above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                               (i) to determine the Fair Market Value;

                               (ii) to  select  the  Service  Providers  to whom
Options may be granted hereunder;

                               (iii) to determine the number of shares of Common
Stock to be covered by each Option granted hereunder;

                               (iv) to approve  forms of Agreement for use under
the Plan;

                               (v) to determine  the terms and  conditions,  not
inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                               (vi) to reduce the  exercise  price of any Option
to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                               (vii) to institute an Option Exchange Program;

                               (viii) to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan;

                               (ix) to  prescribe,  amend and rescind  rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                               (x) to modify or amend each  Option  (subject  to
Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                               (xi) to allow  Optionees  to satisfy  withholding
tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                               (xii) to  authorize  any  person  to  execute  on
behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                               (xiii)  to make all other  determinations  deemed
necessary or advisable for administering the Plan.

                     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

         5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         6. Limitations.

                  (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                     (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

                     (c) The  following  limitations  shall  apply to  grants of
Options:

                               (i) No Service Provider shall be granted,  in any
fiscal year of the Company, Options to purchase more than 400,000 Shares.

                               (ii)  In  connection  with  his  or  her  initial
service, a Service Provider may be granted Options to purchase up to an additional 200,000 Shares which shall not be counted against the limits set forth in subsection 6(c)(i) above.

                               (iii) The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 12.

                               (iv) If an Option is  canceled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         9. Option Exercise Price and Consideration.

                     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                               (i) In the case of an Incentive Stock Option

                                   (A) granted to an  Employee  who, at the time
the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                   (B)  granted  to any  Employee  other than an
Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                               (ii) In the case of a Nonstatutory  Stock Option,
the per Share exercise price shall be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                               (iii) Notwithstanding the foregoing,  Options may
be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

                     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

                     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                               (i) cash;

                               (ii) check;

                               (iii) promissory note;

                               (iv) other Shares which (A) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                               (v) consideration received by the Company under a
cashless exercise program implemented by the Company in connection with the Plan;

                               (vi) a  reduction  in the  amount of any  Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                               (vii) any combination of the foregoing methods of
payment; or

                               (viii)  such  other  consideration  and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10. Exercise of Option.

                     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                         An Option  shall be deemed  exercised  when the Company
receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                         Exercising  an Option in any manner shall  decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability or the Optionee suffers a Disability within ninety (90) days of ceasing to be a Service Provider, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for one (1) year following Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                     (d) Death of Optionee. If an Optionee dies while a Service Provider or within ninety (90) days of ceasing to be a Service Provider, the Option may be exercised until the expiration of the term of such Option as set forth in the Notice of Grant, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date Optionee ceased to be a Service Provider. If, at the time Optionee ceased to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

         12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

                     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                     (b)   Shareholder   Approval.   The  Company  shall  obtain
shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which Agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

         15. Conditions Upon Issuance of Shares.

                     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                             PINNACLE SYSTEMS, INC.

                             1996 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

         Unless otherwise defined herein, the terms defined in the 1996 Stock Option Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.       NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

         You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number                             _________________________

     Date of Grant                            _________________________

     Vesting Commencement Date                _________________________

     Exercise Price per Share                 $________________________

     Total Number of Shares Granted            ________________________

     Total Exercise Price                     $________________________

     Type of Option:                          ___ Incentive Stock Option

                                              ___ Nonstatutory Stock Option

     Term/Expiration Date:                    _________________________

Vesting Schedule:

         This Option may be exercised, in whole or in part, in accordance with the following schedule:

         [25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates].

         Termination Period:

         This Option may be exercised for _____ [days/months] after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.      AGREEMENT

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                     If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code
Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

         2. Exercise of Option.

                     (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                     (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                     (a) cash; or

                     (b) check; or

                     (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

                     (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                     (a) Exercising the Option.

                               (i) Nonstatutory  Stock Option.  The Optionee may
incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                               (ii)  Incentive  Stock  Option.  If  this  Option
qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

                     (b) Disposition of Shares.

                               (i) NSO. If the Optionee  holds NSO Shares for at
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                               (ii) ISO. If the Optionee holds ISO Shares for at
least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

                     (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

         7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of [state].

         8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING

GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                    PINNACLE SYSTEMS, INC.

___________________________________          ___________________________________
Signature                                    By

___________________________________          ___________________________________
Print Name                                   Title

___________________________________          ___________________________________
Residence                                    Address

___________________________________

                                CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                             ___________________________________
                                              Spouse of Optionee

                                    EXHIBIT A

                             PINNACLE SYSTEMS, INC.

                             1996 STOCK OPTION PLAN

                                 EXERCISE NOTICE
Pinnacle Systems, Inc.
280 N. Bernardo Avenue
Mountain View, CA 94043

Attention Secretary:

         1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Pinnacle Systems, Inc. (the "Company") under and pursuant to the 1996 Stock Option Plan (the "Plan") and the Stock Option Agreement dated, _____ (the "Option Agreement"). The purchase price for the Shares shall be $, as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire Agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of [state].

Submitted by:                                Accepted by:

PURCHASER:                                   PINNACLE SYSTEMS, INC.


___________________________________          ___________________________________
Signature                                    By


___________________________________          ___________________________________
Print Name                                   Title


___________________________________          ___________________________________
                                             Date Received

Address:                                     Address:

___________________________________          280 N. Bernardo Avenue
___________________________________          Mountain View, CA 94043



                                      -2-